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                                  EXHIBIT 21

                      Fifth Third Bancorp Subsidiaries

                                                       Jurisdiction
                                                            of
Name                                                  Incorporation
-----                                                 -------------


The Fifth Third Bank                                     Ohio

     The Fifth Third Company                             Ohio

     The Fifth Third Leasing Company                     Ohio

     Fifth Third Securities, Inc.                        Ohio

     Midwest Payment Systems, Inc.                       Ohio

Fifth Third Kentucky Bank Holding Company                Kentucky

Fifth Third Bank of Kentucky, Inc.                       Kentucky

Fifth Third Bank of Northern Kentucky, Inc.              Kentucky

The Fifth Third Savings Bank of Western Kentucky, FSB    Federal

The Fifth Third Bank of Columbus Ohio                    Ohio

The Fifth Third Bank of Northwestern Ohio,
   National Association                                  Federal

The Fifth Third Bank of Southern Ohio                    Ohio

The Fifth Third Bank of Western Ohio                     Ohio

Fifth Third Bank of Northeastern Ohio                    Ohio

Fifth Third Savings Bank of Northern Ohio, FSB           Federal

The Fifth Third Bank of Central Indiana                  Indiana

Fifth Third Bank of Florida                              Florida

Fifth Third Community Development Company                Ohio

Fifth Third Investment Company                           Ohio

Fountain Square Insurance Company                        Arizona